Location/Identification

MINFILE Number: 082FNW164

National Mineral Inventory Number: 082F14 Ag62

Name(s): **SENATOR**
BATCHELOR, MIDNIGHT, BACHELOR, RAIN, PAYDAY

Status: Past Producer

Mining Division: Slocan

Mining Method Underground

Electoral District: Nelson-Creston

Regions: British Columbia

Forest District: Arrow Boundary Forest District

BCGS Map: 082F083

NTS Map: 082F14W

UTM Zone: 11 (NAD 83)

Latitude: 49 49 09 N

Northing: 5518614

Longitude: 117 25 51 W

Easting: 469008

Elevation: 1066 metres

Location Accuracy: Within 500M

Comments: The Senator mine, previously known as the Batchelor and Midnight, is located on the south side of Memphis Creek (formerly Twelvemile Creek) about 1.0 kilometre east of the Slocan highway, 6 kilometres north of Slocan. The Senator claim (Lot 15828) lies immediately east of the Homestake claim (Lot 15283)(082FNW213) and south of the V. & M. (Lot 4260) and Get There Eli (Lot 4261) claims (082FNW191).

Mineral Occurrence

Commodities: Silver, Gold

Minerals

Significant: Pyrite

Associated: Quartz

Mineralization Age: Unknown

Deposit

Character: Vein

Classification: Epigenetic, Mesothermal

Type: I05: Polymetallic veins Ag-Pb-Zn+/-Au

Strike/Dip: 030/47E

Host Rock

Dominant Host Rock: Plutonic

Stratigraphic Age	Group	Formation	Igneous/Metamorphic/Other
Jurassic-Cretaceous	-----	-----	Nelson Intrusions

Isotopic Age	Dating Method	Material Dated
---	---	-

Lithology: Porphyritic Granite

Geological Setting

Tectonic Belt: Omineca

Physiographic Area: Selkirk Mountains

Terrane: Plutonic Rocks

Inventory

No inventory data

Summary Production

		Metric		Imperial	
	Mined:	33	tonnes	36	tons
	Milled:	0	tonnes	0	tons
Recovery	Silver	61,367	grams	1,973	ounces
	Gold	623	grams	20	ounces

Capsule Geology

The Senator mine, previously known as the Batchelor and Midnight, is located on the south side of Memphis Creek (formerly Twelvemile Creek) about 1.0 kilometre east of the Slocan highway, 6 kilometres north of Slocan. The Senator claim (Lot 15828) lies immediately east of the Homestake claim (Lot 15283)(082FNW213) and south of the V. & M. (Lot 4260) and Get There Eli (Lot 4261) claims (082FNW191).

The property is underlain by broken and foliated porphyritic Nelson granite. The workings consist of 2 adits, one 61 metres long, on a quartz vein averaging 1.2 metres in width. The vein strikes 030 and dips 47 degrees southeast. In 1906 and 1907, the Midnight produced 20 tonnes of ore, yielding 43,420 grams of silver and 436 grams of gold. In 1939 and 1940, the Senator produced 13 tonnes of ore, yielding 187 grams of gold and 17,947 grams of silver.

In 1948, the property was held by the Spokane Slocan Company. In 1988, Yukon Minerals Corporation conducted soil and rock sampling, and geological mapping in the area. A sample from the Senator adit assayed 6.1 grams per tonne gold and 1080 grams per tonne silver over 0.3 metre on a quartz-pyrite vein (Assessment Report 18603).

Bibliography

EMPR AR 1900-830; 1901-1027; 1906-149,249; 1907-101,214; 1939-40;
1940-27,65; 1948-148; 1950-150; 1957-57
EMPR ASS RPT 17168, *18603
EMPR BC METAL MM01218 (Senator); MM01301 (Midnight)
EMPR EXPL 1988-C40
EMPR INDEX 3-205, 212
EMPR P 1989-5
EMR MP CORPFILE (McLeod Slocan Mining Syndicate Ltd.)
GSC MAP 272A, 1091A
GSC MEM *184, p. 169; 308-154

Date Coded:	1985/07/24	**Coded By:**	BC Geological Survey (BCGS)	**Field Check:**	N
Date Revised:	2007/09/17	**Revised By:**	Mandy N. Desautels(MND)	**Field Check:**	N